Exhibit 10.66
                      SPS SENIOR MANAGEMENT RETENTION PLAN


Coverage:
--------

Limited to the senior management group that would be critical to operating the Company in the event it were to be acquired at some future point in time by a third party (the "Purchaser"). The benefits under this Plan are in addition to any severance rights or benefits that would otherwise be available to participating members.


     Members:  Robert L. Wieseneck
               Patrick Albright
               Richard F. Atkinson
               Robert W. Archer
               Russell J. Bonaguidi
               Sherry Bowden
               Robert J. Ferkenhoff
               Douglas Harrison
               Stephen W. Maxwell
               Larry H. Myatt
               Ruth M. O'Brien
               Duane Stremmel
               Serge J. Uccetta
               Mary Ann Warniment


Objective and Approach:
----------------------

This Plan is designed to:

1. Focus the key executives on managing the business and, in the event of any sale of the Company, successfully completing such sale, and

2. Reduce the distraction to such key executives of worrying about whether they have a future in the Company in the event of any such sale.


Term:
----

This Plan shall lapse and be of no further force and effect upon the third anniversary of its adoption.


Pool Size:
---------

To achieve this objective, two retention pools will be created.   The sum of
the two retention pools will not exceed the prior year's total cash compensation (including deferred bonus) of the members.

Distribution:
------------

The first retention pool will equal one-half the prior year's total cash compensation (including deferred bonus) of those members who remain as employees in good standing at the close of the transaction and will be distributed completely to them immediately after the close of any sale transaction. This first retention pool will be allocated to the members based on the judgment of the Compensation Committee of the SPS Board, advised by the Chairman and CEO, which judgment will be made immediately prior to closing.

The second retention pool equals one-half the prior year's total cash compensation (including deferred bonus) of qualifying members who do not have a position in the Company, the Purchaser or Morgan Stanley Dean Witter & Co. after the close of the transaction, who leave the Company for "good reason" (as defined in Exhibit A to this Plan) within one year after closing of any sale, or who are terminated other than for cause by the Company or the Purchaser within one year after the closing of any sale. The amount distributed to each such member will equal 50% of their prior year's total cash compensation (including deferred bonus). For this purpose, any member who is terminated for "cause" (as defined in Exhibit A to this Plan), or who voluntarily retires (as opposed to retiring for "good reason" as defined in Exhibit A to this Plan), shall not be eligible to receive any distributions under this paragraph. Distribution will be made within thirty days of notification of termination.

Any amounts not distributed from these two pools will be returned to the Company.

                                  EXHIBIT A



"Good Reason" Conditions imposed on the employee when the Company makes the employee's working conditions difficult, intolerable or unpleasant such that a reasonable person would have no alternative but to resign his or her employment.


"Cause" Shall be defined to include, but not be limited to, (i) any act or omission which constitutes a breach by the employee of the obligations (fiduciary or otherwise) to the Company or any of its Subsidiaries or affiliates or the failure or refusal of the employee to perform satisfactorily any duties reasonably required of the employee after written notification by the Company or any of its Subsidiaries or affiliates of such breach, failure or refusal of the employee within ten (10) business days of such notification (other than by reason of the incapacity of the employee due to physical or mental illness) to correct such breach, failure or refusal, (ii) the commission by the employee of any dishonest or fraudulent act injurious to any of the Company, its Subsidiaries or affiliates, (iii) any other act or omission which is materially injurious to the financial interests or business reputation of any of the Company, its Subsidiaries or affiliates, (iv) conviction of or the entry of any plea other than "not guilty" with regard to any such policy or felony, or (v) any violation of the Company's substance abuse policy as such policy may be amended by the Company from time to time.